Exhibit 3.216

FILED

MAR 6 1984

[ILLEGIBLE]
CERTIFICATE OF INCORPORATION
OF
BFI ENERGY SYSTEMS OF NEW JERSEY, INC.
* * * * *

To:	The Secretary of State State of New Jersey
     THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:
     FIRST: The name of the corporation is
BFI ENERGY SYSTEMS OF NEW JERSEY, INC..
     SECOND: The purpose or purposes for which the corporation is organized are:
     To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.
     THIRD: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

     FIFTH: The number of directors constituting the initial board of directors shall be three (3); and the names and addresses of the directors are as follows:

NAMES	ADDRESSES
George R. Farris	14701 St. Mary’s Houston, Texas 77079

Stephen L. Thomas	14701 St. Mary’s Houston, Texas 77079

Norman A. Myers	14701 St. Mary’s Houston, Texas 77079
     SIXTH: The names and addresses of the incorporators are as follows:

NAMES	ADDRESSES
K. S. Hood	811 Dallas Avenue
Houston, Texas 77002

E. A. Wallace	811 Dallas Avenue
Houston, Texas 77002

W. T. Allen	811 Dallas Avenue
Houston, Texas 77002
     IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 5th day of March, 1984.

/s/ K. S. Hood
K. S. Hood

/s/ E. A. Wallace
E. A. Wallace

/s/ W. T. Allen
W. T. Allen

FILED

NOV 26 1984

JANE BURGIO
Secretary of State
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
BFI ENERGY SYSTEMS OF NEW JERSEY, INC.

To:	The Secretary of State State of New Jersey
Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:
1.	The name of the corporation is BFI Energy Systems of New Jersey, Inc.

2.	The following amendment to the Certificate of Incorporation was approved by the directors and the sole shareholder of the corporation on the 13th day of November, 1984:

RESOLVED, that Article I of the Certificate of Incorporation be amended to read as follows:

The name of the corporation is BFI Energy Systems of Essex County, Inc.

3.	The number of shares entitled to vote upon the amendment was 1,000 common shares at $1.00 par value, all such shares are issued to BFI Energy Systems, Inc., a Delaware corporation.

4.	That in lieu of a meeting and vote of the sole shareholder and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the sole shareholder without a meeting pursuant to the unanimous written consent of the sole shareholder and the number of shares represented by such consent is 1,000 common shares.
Dated this 16th day of November, 1984.

BFI ENERGY SYSTEMS OF NEW JERSEY, INC.
By:	/s/ Stephen L. Thomas
Stephen L. Thomas, Vice President